Exhibit 10.21

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

CHANGE ORDER # 1 to MSA Attachment No. 1

[*…***…]

This Change Order #1 to MSA Attachment No. 1 (“Change Order”), is effective as of January 3, 2017, and amends certain provisions of the MSA Attachment No. 1 effective December 15, 2016 (the “Original MSA Attachment” and collectively with this Change Order, the “MSA Attachment”), between ACADIA Pharmaceuticals GmbH (“ACADIA”) and Siegfried AG (“SIEGFRIED”). The MSA Attachment is governed by the Master Services Agreement dated December 15, 2016 between ACADIA and SIEGFRIED.

The parties hereby agree as follows:

1.	Except as expressly amended hereby, the Original MSA Attachment shall remain in full force and effect.
2.	The following services will be added to the current scope of services in Section 2.1 of the Original MSA Attachment:
a.	[…***…] (“Additional Services”).
3.	The total costs […***…] are hereby increased by […***…] CHF for the Additional Services. […***…]
4.

This Change Order may be executed in counterparts, each of which shall be deemed an original, and which all together with this writing shall be deemed a single, binding document.  PDF copies of a counterpart delivered by email shall have the same force and effect as an original signature.

Change to Fees and Expenses

How will additional expense be billed?

[…***…]

Quotation fee due to this Change Order under PO […***…]

will be increased by :	[…***…] CHF

[…***…]

This certifies that the authorized signatories below have reviewed and approved the information provided in this Change Order and that SIEGFRIED and ACADIA have agreed to complete the revised scope of work based on the price revisions listed above.

SIEGFRIED AG:

/s/ Dr. Maurits Janssen	Head Business Development	1/12/2017
SIEGFRIED Business Manager	Title	Date

/s/ Anders Sjoberg	Project Manager	1/12/2017
SIEGFRIED Project Manager	Title	Date

ACADIA PHARMACEUTICALS GMBH:

/s/ Glenn F. Baity	Director	1/6/2017
Glenn F. Baity	Title	Date

* ***Confidential Treatment Requested